CHESTER VALLEY BANCORP INC. AND SUBSIDIARY
                       (Computation of Earnings Per Share)

                                                             Year Ended June 30,
                                                --------------------------------------------
                                                   1997             1996             1995
                                                ---------        ---------        ----------
                                                (Dollars in Thousands, Except Per Share Data)

Net income .............................        $   1,926        $   2,439        $    2,153
                                                =========        =========        ==========

PRIMARY:
   Weighted-average number of shares and
   common equivalent shares outstanding         2,061,557        2,073,044         2,074,477
                                                =========        =========        ==========

  Earnings per common and common
  equivalent share .....................        $    0.93        $    1.18        $     1.04
                                                =========        =========        ==========

FULLY DILUTED:
   Weighted-average number of shares and
   common equivalent shares outstanding         2,064,711        2,074,141         2,074,915
                                                =========        =========        ==========

  Earnings per common and common
  equivalent share .....................        $    0.93        $    1.18        $     1.04
                                                =========        =========        ==========

Note 1 - Earnings per share is based on the weighted-average number of shares actually outstanding plus the shares that would be outstanding assuming the exercise of dilutive stock options, all of which are considered to be common stock equivalents. Shares outstanding for the 1996 and 1995 periods have been adjusted to reflect 5% stock dividends paid during fiscal 1997 and 1996 and the March 1997 five-for-four stock split effected in the form of a dividend.